Exhibit 10.2
FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FOURTH AMENDMENT to Asset Purchase Agreement is dated this 14th day of January, 2008, by and among Wits Basin Precious Minerals Inc. (the “Purchaser”), Central City Mining Corp. and George Otten (collectively, the “Sellers” and each individually as a“Seller”), and Hunter Gold Mining Corp. and Hunter Gold Mining Inc. (collectively the “Covenantors” and each a “Covenantor”) (the Purchaser, Sellers and Covenantors are individually or collectively, as the case may be, a “Party” or “Parties”).

RECITALS: The Parties entered into an Asset Purchase Agreement dated on or about September 20, 2006, for the sale and purchase of assets, real estate and real estate mining claims described in such asset purchase agreement, which was amended by that certain First Amendment to Asset Purchase Agreement dated October 31, 2006, that Second Amendment to Asset Purchase Agreement dated as of March 1, 2007 and that Third Amendment to Purchase Agreement dated May 31, 2007 (collectively, “Purchase Agreement”); and the wish to amend the Purchase Agreement on the terms and conditions hereafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties agree that the Purchase Agreement shall be revised as follows:
1.      The reference to $800,000 in Section 3.1(a) is hereby revised to be $2,500,000.
2.      The reference to March 31, 2008 in Section 3.3(a) and November 30, 2006 in Article 11 are revised to June 30, 2008.
3.      Section 3.3(b)(ii) is hereby deleted in its entirety and replaced with the following language:
“Purchaser shall deliver to Sellers (or Sellers’ nominee) a note payable to Sellers (or Sellers’ nominee) in the original principal amount of Six Million Seven Hundred Fifty Thousand Canadian Dollars ($6,750,000.00 CDN) in the form of Exhibit C hereto and hereby made a part hereof (“Note”), (iii) a deed of trust in the form of Exhibit D hereto and hereby made a part hereof with George Otten (or other Sellers’ nominee) as the trustee for the Sellers securing the Note (the “Deed of Trust”), and (iv) Three Million Six Hundred Twenty Thousand (3,620,000) shares of the unregistered and restricted .01 par value common capital stock of the Purchaser.”
4.      The Note attached as Exhibit C shall be revised as follows:
a.      No interest shall accrue until January 1, 2010, and quarterly installments shall begin March 31, 2010.
b.      The reference in the definition of the “Balloon Demand Date” shall be revised from December 31, 2008 to be December 31, 2011 and the Maturity Date shall be the later of the Balloon Demand Date or December 31, 2015.
5.      Except as provided for above, all the terms and conditions of the Purchase Agreement shall remain in full force and effect. This amendment may be executed in counterparts. A facsimile signature shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Asset Purchase Agreement to be duly executed and delivered, all on and as of the date first written above.

PURCHASER:	SELLERS:
WITS BASIN PRECIOUS MINERALS INC.	CENTRAL CITY CONSOLIDATED MINING CORP.
a Minnesota corporation	a Colorado corporation

By: /s/ Stephen D. King	By: /s/ George Otten
Its: CEO	Its: President 1-28-08

COVENANTORS:	GEORGE OTTEN, a resident of Colorado

/s/ George Otten 1-28-08
HUNTER GOLD MINING CORP.	HUNTER GOLD MINING INC.
a British Columbia corporation	a Colorado corporation

By: /s/ George Otten	By: /s/ George Otten
Its: President 1-28-08	Its: President 1-28-08